Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius to Exhibit at Annual NACS Show in Chicago, October 6-8th, 2021

88% Growth in Convenience Store Locations Over TTM

BOCA RATON, FL, October 5, 2021/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that the company will exhibit in booth #1466 at the annual NACS (The National Association of Convenience Stores), show from October 6-8th, held at McCormick Place in Chicago, Illinois.

John Fieldly, President, Chairman and CEO commented, “Our entire team is excited for the return to the in person format for this year’s NACS show. The convenience channel represents the single largest opportunity for Celsius as it represents approximately 70% of all energy drink sales in the US. The NACS show consistently provides the greatest opportunity for key players to gain new and expanded distribution in this channel, which we believe will further augment our accelerated growth in the energy category. Over the trailing twelve months (TTM), this channel has represented the largest percentage growth in terms of both ACV and doors added for Celsius and we expect this trend to continue. Specifically, Celsius has increased our store count in this channel by 88% over the last year from 25,753 stores to our current count of over 48,000 locations. Key retailers driving the 88% convenience store growth rate over the past year include over 1,500 new Circle K locations, 1,500 Murphy USA locations, approximately 650 Pilot Flying J locations, and 2,000 additional 7 Eleven locations.”

Mr. Fieldly continued, “We have had a corresponding increase in our Convenience Channel ACV over the last twelve months, increasing to 37.7% as of October 1, 2021, from 20.3% a year ago. While we have begun to see the financial impacts of this increase, a significant portion of these additions have been added over the last few months and are not materially reflected in our most recent second quarter 2021 financial results. These store additions and ACV increases provide significant momentum going into NACS to drive new 2022 spring reset additions in the c-store channel. We look forward to fully recognizing our recent additions and optimizing their distribution to fully reflect the gains over the second half of 2021. This is in conjunction with further potential gains in the convenience category with the upcoming spring resets, which have historically had a significant correlation to the annual NACS shows.”

To review the Celsius official 2021 NACS show marketing sheet, click: https://celsiusholdingsinc.com/nacs

In addition, conference attendees are encouraged to stop by booth #1466. To request meetings with the Celsius team at the conference, please contact:

Investor Contact:

Cameron Donahue, IRO

(651) 707-3532

cdonahue@celsius.com

Media/Marketing Contact :

Kyle Watson, VP Marketing

561.276.2239

KWatson@celsius.com

About NACS

NACS is the annual show presented by Conexxus, a nonprofit, member-driven technology organization dedicated to the development and implementation of standards, technologies innovation and advocacy for the convenience store and fuel market. Since 1961, NACS has held meetings in different locales and in 1976 the event began including a true exhibition. The NACS Show originally debuted in 1993 in San Francisco and NACS currently rotates between the cities of Chicago, Las Vegas and Atlanta.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit: http://www.celsiusholdingsinc.com

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com